ARTICLES OF INCORPORATION

                                       OF

                      SEVERN PREFERRED CAPITAL CORPORATION


         FIRST: I, Alan J. Hyatt, whose post office address is 1919 West Street, Annapolis, Maryland 21401, being at least eighteen (18) years of age, do hereby form a corporation under the laws of the State of Maryland.


                                    ARTICLE I

                                      NAME

         The name of the corporation is Severn Preferred Capital Corporation (hereinafter, the "Corporation").


                                   ARTICLE II

                                     PURPOSE

         The purposes for which the Corporation is formed are: (i) to acquire, hold, and manage residential and commercial mortgage loans; (ii) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real property; (iii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing; and (iv) to conduct any business for which corporations may be organized under the laws of the State of Maryland, and in general, to possess and exercise all the purposes, powers, rights, and privileges granted to, or conferred upon corporations by the laws of the State of Maryland now of hereafter in force, and to exercise any powers suitable, convenient, or proper for the accomplishment of any of the purposes herein enumerated, implied or incidental to the powers or purposes herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any such purposes.


                                   ARTICLE III

                       PRINCIPAL OFFICE AND RESIDENT AGENT

         The post office address of the principal office of the Corporation in the State of Maryland is 1919A West Street, Annapolis, Maryland, 21401. The name and address of the resident agent of the Corporation is Alan J. Hyatt, 1919 West Street, Annapolis, Maryland 21401.



                                   ARTICLE IV

                                AUTHORIZED STOCK

SECTION 4.1:  Total Capitalization

         The total number of shares of all classes of capital stock that the Corporation has authority to issue is One Million (1,000,000) shares, consisting of (i) Five Hundred Thousand (500,000) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"); and (ii) Five Hundred Thousand (500,000) shares of common stock, par value $1.00 per share (the "Common Stock"). The aggregate par value of all the authorized shares of all classes of capital stock having par value is One Million Dollars ($1,000,000).


SECTION 4.2:  Preferred Stock

         The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to the issuance of shares of each such series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series and the terms, rights, restrictions and qualifications of the shares of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The designation of the series, which may be by distinguishing number, letter or title.

(ii) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

(iii) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

(iv) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

(v) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of the series.


(vi) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(vii) Restrictions on the issuance of shares of the same series or of any other class or series.

(viii) The voting rights, if any, of the holders of shares of the series; provided, however, that in no event shall any holder of shares of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by it.

(ix) Whether the shares of the series shall contain warrants to purchase shares of common stock in the Corporation or any other corporation or entity, and, if so, the purchase price of any such shares of common stock, the dates on which any such warrant rights must be exercised, and all other terms and conditions of any such warrants.

(x)  Any other relative rights, preferences and limitations on that series.

         Subject to the express provisions of any other series of Preferred Stock then outstanding, and notwithstanding any other provision of these Articles of Incorporation, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Stock.


SECTION 4.3:  Common Stock

         (A) Common Stock Subject to Terms of Preferred Stock. Notwithstanding any other provision of these Articles of Incorporation, the Common Stock shall be subject to the express terms of any series of Preferred Stock.

         (B) Dividend Rights. The holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.

         (C) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of shares of the Common Stock shall be determined in accordance with applicable law. Each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of such aggregate assets available for distribution as the number of shares of the outstanding Common Stock held by such holder bears to the total number of shares of outstanding Common Stock then outstanding.

         (D) Voting Rights. Except as may be provided in these Articles of Incorporation, and subject to the express terms of any series of Preferred Stock, the holders of shares of the Common Stock shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the stockholders of the Corporation, and shall be entitled to one (1) vote for each share of the Common Stock entitled to vote at such meeting.


SECTION 4.4: Restrictions on Ownership, Transfer, and Acquisition of Preferred
             Stock

         (A) Definitions. For purposes of these Articles of Incorporation, the following terms shall have the following meanings:

                  "Acquire" shall mean the acquisition of Beneficial Ownership of shares of Preferred Stock by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner. The terms "Acquires" and "Acquisition" shall have correlative meanings.

                  "Beneficial Ownership" shall mean ownership of shares of Preferred Stock by an Individual, either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                  "Board of Directors" shall mean the Board of Directors of the Corporation.

                  "Bylaws" shall mean the Bylaws of the Corporation, as the same are in effect from time to time.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

                  "Individual" shall mean a natural person or any entity considered an individual for purposes of Section 542(a)(2) of the Code.

                  "Person" shall have the meaning set forth in the Investment Company Act of 1940, as amended.

                  "Record Holder" shall mean the Person listed in the books of the Corporation as owner of any shares of Preferred Stock.

                  "REIT" shall mean a real estate investment trust under Sections 856 through 860 of the Code.

                  "Transfer" shall mean any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Preferred Stock or the right to vote or receive dividends on Preferred Stock (including (i) the granting of any option( including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Preferred Stock or the right to vote or receive dividends on Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Preferred Stock, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers," "Transferred" and "Transferable" shall have correlative meanings.

         (B) Ownership and Transfer Limitation

         (1)Notwithstanding any other provision of these Articles of Incorporation, no Individual shall Beneficially Own shares of Preferred Stock in an amount that (in combination with the Beneficial Ownership of the Common Stock and the other shares of Preferred Stock) would (i) cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(h) of the Code; or (ii) cause the Corporation to fail to qualify as a REIT by reason of being beneficially owned by fewer than 100 Persons; or (iii) cause the Corporation to fail to qualify as a REIT for any other reason.

                  (2) Notwithstanding any other provision of these Articles of Incorporation, any Transfer, Acquisition, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership (including actual ownership) of shares of Preferred Stock or other event or transaction that, if effective, would result in the Preferred Stock being Beneficially Owned by fewer than one hundred (100) Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership (including actual ownership) or other event or transaction with respect to the number of shares of Preferred Stock which otherwise would be owned by the transferee, and the intended transferee or beneficiary thereof shall not be the Record Holder or Beneficial Owner in that number of shares of Preferred Stock nor acquire any interest therein nor be entitled to any of the rights thereof.

                  (3) Notwithstanding any other provision of these Articles of Incorporation, any Transfer, Acquisition, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership of shares of Preferred Stock or other event or transaction that, if effective, would cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code, or otherwise would, directly or indirectly, cause the Corporation to fail to qualify as REIT shall be void ab initio as to Transfer, Acquisition, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership or other event or transaction with respect to that number of shares of Preferred Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, or otherwise would, directly or indirectly, cause the Corporation to fail to qualify as a REIT, and the intended transferee or beneficiary thereof shall not be the Record Holder or Beneficial Owner in that number of shares of Preferred Stock nor acquire any interests therein nor be entitled to any of the rights thereof.

         (C)Corporation Approval of Transfer and Acquisition of Preferred Stock.

                  (1) For the purpose of maintaining the Corporation's status as a REIT, all Transfers of Preferred Stock shall be subject to the written approval of the Corporation prior to any Transfer. The Record Owner of the Preferred Stock must give written notice to the Corporation at least fifteen
(15) days prior to the proposed Transfer and shall promptly provide to the Corporation such other information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT. Within fifteen (15) days of receiving such notice and all other requested information, the Corporation shall give written approval of the proposed Transfer if the Corporation, in its sole discretion, determines that such a Transfer does not jeopardize the Corporation's status as a REIT. Any such approval shall be evidenced, at a minimum, by the signature of the appropriate Corporate officer on the certificate for the shares of Preferred Stock being Transferred.

                  (2) For the purpose of maintaining the Corporation's status as a REIT, all Acquisitions of Preferred Stock shall be subject to the written approval of the Corporation prior to any Acquisition. The Person intending to Acquire the Preferred Stock must give written notice to the Corporation at least fifteen (15) days prior to the proposed Acquisition and shall promptly provide to the Corporation such other information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Acquisition on the Corporation's status as a REIT. Within fifteen (15) days of receiving such notice and all other requested information, the Corporation shall give written approval of the proposed Acquisition if the Corporation, in its sole discretion, determines that such an Acquisition does not jeopardize the Corporation's status as a REIT.

                  (3)Any purported Transfer or Acquisition of shares of Preferred Stock made without the required approval of the Corporation as described in paragraph (C)(1) and (C)(2) of this Section 4.4 shall be void ab initio and the intended transferee or beneficiary thereof shall not be the Record Holder or Beneficial Owner of any such shares, nor acquire any interests therein nor be entitled to any of the rights thereof.

         (D) Remedies for Breach. If the Board of Directors or its designee shall at any time determine in good faith that (i) a Transfer, Acquisition, or change in the capital structure of the Corporation or other purported change in Beneficial Ownership or other event or transaction has taken place in violation of paragraph (B) of this Section 4.4; or (ii) that any shares of Preferred Stock have been Transferred or Acquired without the Corporation's approval as required by paragraph (C) of this Section 4.4, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to such Transfer, Acquisition, or change in the capital structure of the Corporation, or other attempt to Acquire Beneficial Ownership of any shares of Preferred Stock or other event or transaction, including, but not limited to refusing to give effect thereto on the books of the Corporation; provided, however, that any Transfer, Acquisition, change in the capital structure of the Corporation, or other attempt to Acquire Beneficial Ownership of any shares of Preferred Stock or other event or transaction in violation of subparagraph (2) or (3) of paragraph (B) of this Section 4.4 (as applicable), or in violation of subparagraph (1) or (2) of paragraph (C) of this Section 4.4 (as applicable) shall be void ab initio.

         (E)      Owners Required To Provide Information.
                  --------------------------------------

                  (1) Every Beneficial Owner of more than nine percent (9%) or such lower percentage or percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors in its sole discretion, of the outstanding shares of any series of Preferred Stock of the Corporation annually shall, no later than January 31 of each calendar year, give written notice to the Corporation stating (i) the name and address of such Beneficial Owner; (ii) the number of shares of each series of Preferred Stock Beneficially Owned; and (iii) a description of how such shares are held. Each such Beneficial Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the restrictions set forth herein.

                  (2) Each Individual who is a Beneficial Owner of Preferred Stock and each Person (including the Record Holder) who is holding Preferred Stock for a Beneficial Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the restrictions set forth herein.

         (F) Remedies Not Limited. Nothing contained in this Article IV shall limit the scope of application of the provisions of this Section 4.4, the ability of the Corporation to implement or enforce compliance with the terms thereof, or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

         (G) Ambiguity. In the case of ambiguity in the application of any of the provisions of this Section 4.4, including any definition contained in paragraph (A) hereof, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this
Section 4.4 with respect to any situation, based on the facts known to it.

         (H) Legend. Each certificate for shares of Preferred Stock shall bear substantially the following legend:

         "The securities represented by this certificate are subject to restrictions on transfer and ownership for the purpose of maintenance of the Corporation's status as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). In order to protect the Corporation's status as a REIT, any Transfer or Acquisition of shares of Preferred Stock of the Corporation is subject to the written approval of the Corporation. Written notice of any Transfer or Acquisition must be given to the Corporation at least fifteen (15) days prior to any proposed Transfer or Acquisition, and the Corporation shall promptly be provided such other information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Transfer or Acquisition on the Corporation's status as a REIT. Within fifteen (15) days of receiving such notice and all other requested information, the Corporation shall give written approval of the proposed Transfer or Acquisition if the Corporation, in its sole discretion, determines that such a Transfer or Acquisition does not jeopardize the Corporation's status as a REIT. The signature of the appropriate officer of the Corporation on this certificate shall be evidence of the Corporation's approval of the Transfer or Acquisition of the Preferred Stock represented by this certificate. Any Transfer or Acquisition of shares of Preferred Stock without the required approval of the Corporations or which results in a violation of the ownership or transfer limitations set forth in the Company's Articles of Incorporation shall be void ab initio and the intended transferee or beneficiary shall not have or acquire any rights in such shares of Preferred Stock. All defined terms used in this legend have the meanings identified in the Corporation's Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."


SECTION 4.5   Issuance of Rights to Purchase Securities and Other Properties.

         Subject to the rights of the Record Holders or Beneficial Owners of any series of Preferred Stock, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or non-pro rata basis) by the Corporation of rights, options or warrants for the purchase of shares of Common Stock or Preferred Stock of the Corporation, other securities of the Corporation, or shares or other securities of any successor in interest of the Corporation (a "Successor"), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of Common Stock or Preferred Stock of the Corporation, other securities of the Corporation, or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Maryland General Corporation Law ("MGCL") other applicable laws and these Articles of Incorporation. Without limiting the generality of the foregoing, the authority granted hereby includes the authority to adopt a "rights plan" or similar plan that treats stockholders in a discriminatory or non pro rata manner, based upon the number of shares owned thereby or otherwise.

SECTION 4.6  Severability.

         If any provision of this Article IV or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Article IV shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.


                                    ARTICLE V

                               BOARD OF DIRECTORS

         The number of directors shall be no less than three (3) unless a lesser number is permitted pursuant to the terms of the MGCL, nor more than seven (7). Subject to the foregoing, the Bylaws and to the express rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws. The names of the Directors who shall act until the first annual meeting or until their successors are duly elected and qualify are: Alan J. Hyatt, S. Scott Kirkley, Cecilia Lowman and Melvin E. Meekins, Jr.

                                   ARTICLE VI

                      MATTERS RELATING TO THE POWERS OF THE
                       BOARD OF DIRECTORS AND STOCKHOLDERS

SECTION 6.1 Matters Relating to the Board of Directors.

         (A) Authority as to Bylaws. Except as otherwise provided herein, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation and the Corporation may, in its Bylaws, confer powers on the Board of Directors in addition to those contained herein or conferred by applicable law.

         (B) Authority as to Stock Issuances. The Board of Directors of the Corporation may authorize the issuance, from time to time, of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in these Articles of Incorporation or the Bylaws of the Corporation or in the laws of the State of Maryland.

         (C) Manner of Election. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         (D) Voluntary Bankruptcy. The affirmative vote of at least two-thirds of the Board of Directors is required in order for the Corporation to file a voluntary petition of bankruptcy.

         (E) Reserved Powers of Board. The enumeration and definition of particular powers of the Board of Directors included in this Article VI shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of these Articles of Incorporation of the Corporation, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the laws of the State of Maryland as now or hereafter in force.

         (F) Alteration of Authority Granted to the Board of Directors. The affirmative vote of the proportion of the then-outstanding shares of Common Stock and Preferred Stock entitled to vote (the "Voting Stock") necessary to approve an amendment to these Articles of Incorporation pursuant to the MGCL, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Section 6.1 of this Article VI.

         (G) REIT Qualifications. The Board of Directors shall use its best efforts to cause the Corporation and its stockholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs. In furtherance of the foregoing, the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Corporation as a REIT; provided, however, that in the event that the Board of Directors determines, in its sole discretion, that it no longer is in the best interests of the Corporation to qualify as a REIT, the Board of Directors shall take such actions as are required by the Code, the MGCL and other applicable law, to cause the matter of termination of qualification as a REIT to be submitted to a vote of the stockholders of the Corporation pursuant to paragraph (B) of Section 6.2.

         (H) Waiver. The Board of Directors shall have the right, but not the obligation, to waive the enforcement of any of the terms of any provision of
Article IV herein, if the Board of Directors, in its sole opinion, determines that such a waiver does not jeopardize the Corporation's status as a REIT and is otherwise in the best interest of the Corporation. Any waiver granted for any particular occurrence shall not constitute a waiver for any future occurrence unless expressly agreed to in writing by the Board of Directors.

SECTION 6.2  Matters Relating to the Stockholders.

         (A) Voting. Except as otherwise provided by these Articles of Incorporation, any matter (other than the election of directors) submitted to the stockholders for a vote shall be decided by a majority of the votes entitled to be cast on the matter, including, if applicable, the majority of votes entitled to be cast by each class of stock entitled to vote separately on the matter.

         (B) Termination of REIT Status. Anything contained in these Articles of Incorporation to the contrary notwithstanding, the affirmative vote of the holders of a majority of the then-outstanding shares of Voting Stock, voting as a single class, and the approval of the Board of Directors, shall be required to terminate voluntarily the Corporation's status as a REIT.

         (C) No Preemptive Rights. Except as may be expressly provided with respect to any series of Preferred Stock, no holders of stock of the Corporation, of whatever class or series, shall have any preferential right of subscription for the purchase of any shares of stock of any class or series or for the purchase of any securities convertible into shares of stock of any class or series of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion, may determine, and for such consideration as the Board of Directors, in its sole discretion, may fix; and except as may be expressly provided with respect to any series of Preferred Stock, any shares of stock of any class or series of convertible securities which the Board of Directors may determine to offer for subscription to the holders of stock may, as the Board of Directors shall determine in its sole discretion, be offered to holders of any then-existing class, classes or series of stock or other securities to the exclusion of holders of any or all other then-existing classes or series of securities.

         (D) Authority as to Bylaws. Except as otherwise specifically required by the MGCL, and in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by the MGCL, these Articles of Incorporation or the Bylaws of the Corporation with respect to any series of Preferred Stock the affirmative vote of that proportion of the voting power of the Voting Stock necessary to approve an amendment to these Articles of Incorporation pursuant to the MGCL, voting together as a single class, may alter, amend or repeal any provision of the Bylaws.


                                   ARTICLE VII

                              DIRECTORS' LIABILITY

         No director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages except (i) to the extent that it is established that such director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in such proceeding that such director's or officer's action, or failure to act, was the result of the active and deliberate dishonesty and was material to the cause of the action adjudicated in the proceeding. In addition to, and not in limitation of, the foregoing, to the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any provision of these Articles of Incorporation or Bylaws of the Corporation inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         Each person who is or was or who agrees to become a director or officer of the Corporation, or each person who, while a director of the Corporation, is or was serving or who agrees to serve, at the request of the Corporation, as a director, officer, partner, joint venturer, employee or trustee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, and shall be entitled to have paid on his behalf or be reimbursed for reasonable expenses in advance of final disposition of a proceeding, in accordance with the Bylaws of the Corporation, to the full extent permitted from time to time by the MGCL (but, in the case of any amendment to the MGCL, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to any employee or agent of the Corporation, in accordance with the Bylaws of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal and shall not adversely affect any right or protection then existing pursuant to any such indemnification agreement.


                                   ARTICLE IX

                                    AMENDMENT

         The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in its Articles of Incorporation and any other provisions authorized by the laws of the State of Maryland at the time in force may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article IX; provided, however, that any amendment or repeal of Articles VII or VIII of these Articles of Incorporation or this Article IX shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.


                                    ARTICLE X

                                    DURATION

         The duration of the Corporation shall be perpetual.


         IN WITNESS WHEREOF, I have signed these Articles of Incorporation this _____ day of __________, 1997, and I acknowledge the same to be my act.



                                      -----------------------------
                                                Alan J. Hyatt